SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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CBRE Clarion Global Real Estate Income Fund

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PRESS RELEASE

FOR IMMEDIATE RELEASE

Analyst and Press Inquiries:	Investor Relations:
David Leggette, Principal	888.711.4272
610.995.2500	www.cbreclarion.com

CBRE CLARION GLOBAL REAL ESTATE INCOME FUND TO HOLD VIRTUAL-ONLY 2020 ANNUAL MEETING OF SHAREHOLDERS

Philadelphia – September 30, 2020 – The Board of Trustees of the CBRE Clarion Global Real Estate Income Fund (NYSE: IGR) announced today that its 2020 Annual Meeting of Shareholders (the “Annual Meeting”) will be held in a virtual-only format due to continued public health concerns related to the coronavirus pandemic (COVID-19), and to support the health and well-being of our shareholders and other meeting participants. Shareholders will not be able to attend the Annual Meeting in person.

The Annual Meeting will still be held on October 9, 2020 at 10:00 a.m. Eastern Time, as previously announced. To register to attend the virtual meeting, go to https://viewproxy.com/cbre/broadridgevsm/. Please have the control number located on your proxy card or voting information form available.

Shareholders whose shares are registered in the name of a bank, brokerage firm or other nominee that desire to attend and vote their shares at the Annual Meeting will need to contact their bank, brokerage firm or other nominee to receive instructions on how to obtain a legal proxy and control number that will allow the shareholder to vote at the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, CBRE Clarion Global Real Estate Income Fund urges you to authorize your proxy to vote in advance of the Annual Meeting by one of the methods described in the proxy materials for the Annual Meeting. The proxy card or voting instruction form included in any hard copies of the proxy materials will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

About CBRE Clarion Securities:

CBRE Clarion Securities is a registered investment advisory firm specializing in the management of global real asset securities for institutional investors. Headquartered near Philadelphia, the firm has employees located in offices in the United States, United Kingdom, Japan, and Australia. For more information about CBRE Clarion Securities, please visit www.cbreclarion.com.

CBRE Clarion Securities is the listed equity management arm of CBRE Global Investors. CBRE Global Investors is a global real assets investment management firm with $109.6 billion in assets under management* as of June 30, 2020. The firm sponsors investment programs across the risk/return spectrum for investors worldwide.

CBRE Global Investors is an independently operated affiliate of CBRE Group, Inc. (NYSE:CBRE). It harnesses the research, investment sourcing and other resources of the world’s largest commercial real estate services and investment firm (based on 2019 revenue) for the benefit of its investors. CBRE Group, Inc. has more than 100,000 employees (excluding affiliates) and serves real estate investors and occupiers through more than 530 offices (excluding affiliates) worldwide. For more information about CBRE Global Investors, please visit www.cbreglobalinvestors.com

*

Assets under management Assets under management (AUM) refers to the fair market value of real assets-related investments with respect to which CBRE Global Investors provides, on a global basis, oversight, investment management services and other advice and which generally consist of investments in real assets; equity in funds and joint ventures; securities portfolios; operating companies and real assets-related loans. This AUM is intended principally to reflect the extent of CBRE Global Investors’ presence in the global real assets market, and its calculation of AUM may differ from the calculations of other asset managers.